As filed with the Securities and Exchange Commission            Registration No.
on November 21, 1995
                                                                ----------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               CROWN CRAFTS, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Georgia
                        -------------------------------
                        (State or other jurisdiction of
                         incorporation or organization)

                                  58-0678148
                      -----------------------------------
                      (I.R.S Employer Identification No.)

                       1600 RiverEdge Parkway, Suite 200
                    Atlanta, Georgia  30328  (770) 644-6400
         -------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   CROWN CRAFTS, INC. 1995 STOCK OPTION PLAN
             THE CROWN CRAFTS, INC. 401(K) RETIREMENT SAVINGS PLAN
             -----------------------------------------------------
                           (Full title of the plans)

                                              Copies to:
Michael H. Bernstein                          Roger D. Chittum
President                                     Vice President
Crown Crafts, Inc.                            Crown Crafts Inc.
1600 RiverEdge Parkway, Suite 200             1600 RiverEdge Parkway, Suite 200
Atlanta, Georgia  30328                       Atlanta, Georgia 30328
(770) 644-6400                                (770) 644-6400
--------------------------------------------------------------------------------
        (Address, including zip code, and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of       Amount to    Proposed         Proposed             Amount of
Securities     be regis-    maximum          maximum aggregate    registration
to be          tered(1)     offering price   offering price (1)   fee
registered                  per share (1)

--------------------------------------------------------------------------------
Common         1,600,000    $12.60           $20,160,279          $6,951.83
Stock,$1.00    Shares
par value

(1)Estimated solely for purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Act, valuing 274,542 shares subject to outstanding options at the exercise prices of such options of $12.50 to $13.25 per share and the remaining 1,325,458 shares on the basis of the average of the high and low prices as reported on the New York Stock Exchange on November 17, 1995.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Crown Crafts, Inc. 401(k) Retirement Savings Plan.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.          Incorporation of Documents by Reference.

                 Crown Crafts, Inc. (the "Corporation") hereby incorporates by reference the following documents into this Registration
                 Statement:

                   (a) the Corporation's annual report on Form 10-K for the fiscal year ended April 2, 1995;

                   (b) the Corporation's quarterly reports on Form 10-Q for the quarters ending July 2, 1995 and October 1, 1995; and

                   (c) the description of the common stock contained in the Company's Form 8-A dated November 30, 1994 and the description of the related common stock purchase right contained in the Company's Form 8-A dated August 22, 1995.

                 All documents filed by Crown Crafts, Inc. or The Crown Crafts, Inc. 401(k) Retirement Savings Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.          Description of Securities.

                 Not Applicable.

Item 5.          Interests of Named Experts and Counsel.

                 Not Applicable.

Item 6.          Indemnification of Directors and Officers.

                 Under Section 14-2-851, et seq. of the Georgia Business Corporation Code, Georgia corporations may indemnify and insure directors and officers thereof under the circumstances set forth therein.

                 Article VII of the By-Laws of the Corporation provides for indemnity of directors and officers against certain liabilities and expenses incurred as a result of acting as a director or officer.

                 Additionally, under the Plan, the members of the Compensation Committee acting thereunder are indemnified against certain liabilities and expenses in connection therewith.

                 The directors and officers of the Corporation are insured under a directors and officers liability policy carried by the Corporation.

Item 7.          Exemption from Registration Claimed.

                 Not Applicable.

Item 8.          Exhibits.


                 Exhibit Number                             Description
                 --------------                             -----------
                    5 Opinion of Mazursky & Hiner with respect to the securities being registered.

                  23.1                       Consent of Deloitte & Touche LLP.

                  23.2                       Consent of Counsel (included in
                                             Exhibit 5).

                   24                        Power of Attorney (included as
                                             part of signature page, page II-5).



                 With regard to The Crown Crafts, Inc. 401(k) Retirement Savings Plan, the Corporation undertakes that the Plan will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and that the Corporation will make all changes required by the IRS in order to obtain a favorable determination letter with respect to the qualification of such plan under section 401(a) of the Internal Revenue Code.

Item 9.          Undertakings.

                 a.       Rule 415 Offering.

                 The undersigned Registrant hereby undertakes:

                 1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                 2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                 4.       Not Applicable.

                 b. Filings incorporating subsequent Exchange Act Documents by Reference.

                          The undersigned Registrant hereby undertakes that,
                 for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and in each annual report of The Crown Crafts, Inc. 401(k) Retirement Savings Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 c.       Not Applicable.

                 d.       Not Applicable.

                 e.       Not Applicable.

                 f.       Not Applicable.

                 g.       Not Applicable.

                 h.       Filing of registration statement on Form S-8.

                          Insofar as indemnification for liabilities arising
                 under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of his counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 i.       Not Applicable.

                 j.       Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, this 21st day of November, 1995.

                                        CROWN CRAFTS, INC.


                                        By: /s/Michael H. Bernstein
                                            -----------------------------------
                                            Michael H. Bernstein President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 21, 1995. Each person whose signature appears below hereby authorizes each of Roger D. Chittum and Paul A. Criscillis, Jr. to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints each of Messrs. Chittum and Criscillis as attorney-in-fact to sign in his or her behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

         Signature                                Title


/s/Michael H. Bernstein                    Principal Executive Officer
--------------------------------           and Director
Michael H. Bernstein


/s/Paul A. Criscillis, Jr.                 Principal Financial Officer
--------------------------------           and Director
Paul A. Criscillis, Jr.


/s/Robert E. Schnelle                      Principal Accounting Officer
--------------------------------
Robert E. Schnelle


/s/Philip Bernstein                        Director
--------------------------------
Philip Bernstein


/s/E.Randall Chestnut                      Director
--------------------------------
E. Randall Chestnut


/s/Roger D. Chittum                        Director
--------------------------------
Roger D. Chittum


/s/Patricia G. Knoll                       Director
--------------------------------
Patricia G. Knoll

/s/Rudolph J. Schmatz                      Director
--------------------------------
Rudolph J. Schmatz


/s/Jane Shivers                            Director
--------------------------------
Jane Shivers


/s/Alfred M. Swiren                        Director
--------------------------------
Alfred M. Swiren


/s/Richard N. Toub                         Director
--------------------------------
Richard N. Toub





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of The Crown Crafts, Inc. 401(k) Retirement Savings Plan by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 21, 1995.



                                           The Crown Crafts, Inc.
                                           401(k) Retirement Savings Plan



                                           By: /s/Paul A. Criscillis, Jr.
                                               ---------------------------------
                                               Paul A. Criscillis, Jr.
                                               Member, Administrative Committee

                                 EXHIBIT INDEX



Exhibit No.                  Description                               Page No.
-----------                  -----------                               --------
       5         Opinion of Mazursky & Hiner . . . . . . . . . . . . .

       23.1      Consent of Deloitte & Touche LLP  . . . . . . . . . .

       23.2      Consent of Counsel (included in Exhibit 5)  . . . . .

       24        Power of Attorney(included as part of signature page,
                 page II-5)  . . . . . . . . . . . . . . . . . . . . .
